Exhibit 99.1

EzFill More Than Triples Size of Fuel Delivery Fleet and

Advances Expansion Efforts

—Leading On-Demand Mobile Fueling Company to Add

33 New Fuel Delivery Trucks to Fleet—

MIAMI, FL, October 11, 2021 – EzFill Holdings, Inc. (“EzFill” or the “Company”) (NASDAQ: EZFL), the first publicly traded on-demand mobile fueling company, announced today that it has purchased 33 additional fuel trucks, more than tripling the size of its delivery fleet to support the expansion of its service offering in cities throughout Florida including Fort Lauderdale, Tampa and Orlando, as well as other select U.S. markets.

Miami-based EzFill expects to take delivery of the new mobile fueling trucks during the fourth quarter of 2021 and the first quarter of 2022. Each truck will have the capacity to carry 1,200 gallons of fuel, which collectively will add approximately 400,000 gallons of delivery capacity per week when all 33 trucks are fully utilized.

In addition to increasing the size of its fleet, EzFill plans to hire a significant number of new full-time drivers, along with other experienced personnel, as the Company continues to execute its growth plans.

“We expect that the purchase of these 33 trucks, with delivery scheduled over the next two quarters, will enable us to expand our services throughout our home state of Florida and around the U.S.” said Mike McConnell, CEO of EzFill. “Fleet owners and consumers are continuing to reduce their reliance on traditional gas stations and turning to the convenience, cost-effectiveness, peace of mind and safety of mobile delivery to fuel their vehicles.”

EzFill is the largest on-demand mobile fuel delivery provider in Florida, and the only company to offer on-demand fuel delivery service to customers in three vertical segments: consumer, commercial, and specialty including marine, construction, and agriculture. As previously announced, the Company recently completed its Initial Public Offering and is utilizing proceeds from that offering as well as equipment financing to support its expansion efforts.

About EzFill

EzFill is a leader in the fast-growing mobile fueling industry, with the largest market share in its home state of Florida. Its mission is to disrupt the gas station fueling model by providing consumers and businesses with the convenience, safety, and touch-free benefits of on-demand fueling services brought directly to their locations. For commercial and specialty customers, at-site delivery during downtimes enables operators to begin their daily operations with fully fueled vehicles. For more information, please visit https://getyourezfill.com.

Forward Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

For further information, please contact:

Investor and Media Contact

KCSA Strategic Communications

Kathleen Heaney / Joshua Greenwald

EzFill@kcsa.com